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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-3 of our reports dated January 22, 2002 (which reports express an unqualified opinion and include an explanatory paragraph as to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, discussed in Note 15 to the consolidated financial statements, and a change in the method of accounting used to develop the market-related value of pension plan assets in 2000, discussed in Note 3 to the consolidated financial statements), appearing in and incorporated by reference in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Richmond, Virginia
July 31, 2002